UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 1, 2018

EXLSERVICE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33089 (Commission File Number)	82-0572194 (I.R.S. Employer Identification No.)

280 Park Avenue, 38th Floor

New York, New York 10017

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (212) 277-7100

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On July 1, 2018, ExlService Holdings, Inc. (the “Company”), through its wholly owned subsidiary ExlService.com, LLC (“Buyer”) and Buyer’s wholly owned subsidiary ExlService Cayman Merger Sub (“Merger Sub”), completed the acquisition of SCIOInspire Holdings Inc. (“SCIO”) pursuant to its previously announced Agreement of Merger (the “Merger Agreement”) dated April 28, 2018. Pursuant to the Merger Agreement, Merger Sub merged with and into SCIO, with SCIO continuing as the surviving corporation and a wholly owned subsidiary of Buyer (the “Merger”). SCIO is a health analytics solution and services company serving over 100 healthcare organizations representing over 130 million covered lives across the continuum including providers, health plans, PBMs, employers, health services and global life sciences companies.

The aggregate consideration payable at closing of the merger was $236.5 million based on completion of diligence, which amount was adjusted based on, among other things, SCIO’s cash, debt, working capital position and other adjustments as of the Closing as set forth in the Merger Agreement. A portion of the merger consideration was placed into escrow for post-Closing working capital adjustments and certain indemnifiable matters under the Merger Agreement. Immediately prior to the consummation of the Merger, certain members of the senior management team of SCIO exchanged approximately $4 million in shares of SCIO for 69,459 newly-issued shares of restricted common stock of the Company in a private exchange. This share exchange reduced, dollar for dollar, the cash amount paid by the Company at Closing, which was paid with a combination of cash on hand and borrowing from its credit facility. The shares of the Company issued to each such senior management team members are subject to a two-year lock-up period unless he or she is terminated without cause.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release issued by the Company concerning the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement of Merger, dated April 28, 2018, by and among ExlService.com, LLC, ExlService Cayman Merger Sub, and SCIOInspire Holdings Inc. Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC, certain schedules to this agreement have been omitted. The Company hereby agrees to furnish supplementally to the SEC, upon its request, any or all of such omitted schedules.

99.1	Press release dated July 2, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXLSERVICE HOLDINGS, INC.

Date: July 2, 2018	By:	/S/ NANCY SALTZMAN

	Name:	Nancy Saltzman

	Title:	Executive Vice President, General Counsel and Secretary